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                                     May 1, 1997



Metris Receivables, Inc.
4400 Baker Road
Suite F470
Minnetonka, MN 55343

                           Re:      Metris Master Trust
                                    Series 1997-1 Certificates

Ladies and Gentlemen:

                  We have acted as special counsel to Metris Receivables, Inc., as transferor (the "Transferor"), in connection with (a) the transfer and assignment of a pool of certain receivables generated or acquired from time to time in the ordinary course of business in a portfolio of MasterCard or other revolving consumer credit card accounts, and all monies due or to become due in payment of such receivables, (collectively, the "Receivables") by the Transferor to The Bank of New York, as trustee (the "Trustee") for the Metris Master Trust, (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement dated as of May 26, 1995, as amended (the "Pooling and Servicing Agreement") by and among the Transferor, Direct Merchants Credit Card Bank, National Association, as servicer (the "Servicer") and the Trustee, to be allocated by the Trust among the Class A Certificateholders' Interests (the "Class A Certificates"), Class B Certificateholders' Interests (the "Class B Certificates"), the Class C Certificateholders' Interest (the "Class C Certificates") and the Class D Certificateholders' Interest (the "Class D Certificates") (together, the "Certificates") and (b) the sale of the Certificates



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Metris Receivables, Inc.
May 1, 1997
Page 2


to the underwriters (the "Underwriters") party to an Underwriting Agreement (the "Underwriting Agreement"), by and among the Transferor, Metris Companies Inc. and Bear, Stearns & Co. Inc., as representative of the Underwriters.

                  In connection with our engagement, we have examined and relied upon the forms of the Pooling and Servicing Agreement and the Underwriting Agreement included as exhibits to the Registration Statement (Registration No. 333-23045) (as amended, the "Registration Statement"). In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of each of the Transferor and the Servicer and matters of fact and law as we deem necessary for the purposes of the opinion expressed below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such documents will comply with the terms thereof. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Registration Statement.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Transferor, the Servicer, the Underwriters, and others.

                  In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance



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Metris Receivables, Inc.
May 1, 1997
Page 3

that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

                  We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

                  Based upon and subject to the foregoing, we are of the opinion that the statements in the Prospectus under the headings "Summary--Tax Status" and "Certain Federal Income Tax Consequences," subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of the Certificates, under existing law and the assumptions stated therein.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus.

                                         Very truly yours,


                                         /s/Skadden, Arps, Slate,
                                               Meagher & Flom LLP